UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2024

iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-36414	77-0259335
(Commission File Number)	(I.R.S. Employer Identification No.)

8 Crosby Drive

Bedford, MA 01730

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IRBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on August 4, 2022, iRobot Corporation (“iRobot” or the “Company”) entered into an Agreement and Plan of Merger (the “Original Merger Agreement”) with Amazon.com, Inc., a Delaware corporation (“Parent” or “Amazon”), and Martin Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Amazon (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into iRobot, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”, and, together with the other transactions contemplated by the Merger Agreement (as defined below), the “Transactions”). On July 24, 2023, iRobot, Amazon and Merger Sub entered into an amendment to the Original Merger Agreement (the “Amendment”, and the Original Merger Agreement, as amended and supplemented by the Amendment, the “Merger Agreement”).

On January 28, 2024, the Company and Amazon mutually agreed to terminate the Merger Agreement and entered into a mutual termination agreement effective as of such date (the “Termination Agreement”). The termination of the Merger Agreement was approved by the Company’s Board of Directors. In accordance with the terms of the Termination Agreement, Amazon will make a cash payment to the Company in the previously agreed amount of ninety-four million dollars ($94,000,000) (the “Parent Termination Fee”) within two (2) business days following the date thereof. The Company’s receipt of the Parent Termination Fee is the sole and exclusive remedy of the Company in respect of the Transactions, and the Company and Amazon have each waived any and all other claims in connection with the Merger Agreement and the Transactions.

The foregoing description of the Merger Agreement and the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and the Termination Agreement. The Original Merger Agreement was previously filed as Exhibit 2.1 to our Current Report on Form 8-K on August 5, 2022 and is incorporated by reference herein. The Amendment was previously filed as Exhibit 2.1 to our Current Report on Form 8-K on July 25, 2023 and is incorporated by reference herein. The full text of the Termination Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On January 29, 2024, the Company announced preliminary financial results for the fiscal year ended December 30, 2023. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 2.02 and Exhibit 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Credit Agreement (the “Credit Agreement”), dated as of July 24, 2023, by and among the Company, as borrower, each lender from time to time party thereto (each, a “Lender” and collectively, the “Lenders”) and TCG Senior Funding L.L.C., an affiliate of The Carlyle Group, as administrative agent and collateral agent, provides that, upon the receipt by the Company of the Parent Termination Fee by Amazon pursuant to the Merger Agreement, after payment of financial advisor fees of up to 20% of the Parent Termination Fee, the Company shall apply thirty-five million dollars ($35,000,000) of the Parent Termination Fee immediately to repay the term loans borrowed under the Credit Agreement (the “Term Loan”), and the remainder of the Parent Termination Fee (approximately $40,000,000) will be set aside to be used for future repayments of the Term Loan subject to limited rights of the Company to utilize such amounts for the purchase of inventory. In the event of repayment, prepayment or acceleration of all or any portion of the Term Loan, the Company is required to pay to the lenders an additional amount which represents a minimum guaranteed return on the term loan borrowed under the Credit Agreement that ranges between 1.40x and 1.75x of the principal in accordance with the provisions within the Credit Agreement.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 29, 2024, following the termination of the Merger Agreement, the Company announced it will implement an operational restructuring plan that is expected to include an overall reduction of approximately 350 employees, which represents 31% of the Company’s global workforce as of December 30, 2023. In connection with this workforce reduction, the Company expects to record restructuring charges of approximately $12 million to $13 million in the first two quarters of 2024 primarily relating to severance packages and related benefits, with the majority of the restructuring charges anticipated in the first quarter of 2024. These estimates of the charges that the Company expects to incur, and the timing thereof, are subject to a number of assumptions and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the actions described above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chairman and Chief Executive Officer

On January 28, 2024, Colin Angle stepped down as Chief Executive Officer and chairman of the Board of Directors of the Company (“Board”). Mr. Angle also informed the Board that he will not stand for re-election to the Board when his term expires at the Company’s upcoming 2024 annual meeting of stockholders.

To support the Company’s leadership transition, Mr. Angle has entered into a Transitional Services and Separation Agreement with the Company (the “Transition Agreement”) pursuant to which he will remain as an employee of the Company in the role of Senior Advisor for a period of up to 12 months. In this role, Mr. Angle will continue to receive an annual base salary of $850,000 and continue vesting in his outstanding equity awards; however, he will not be eligible for a bonus based on 2024 performance. If after six months the Company and Mr. Angle mutually agree to end the Senior Advisor relationship or if at any time during the 12 month period the Company terminates Mr. Angle’s employment without cause, the Company will (i) pay to Mr. Angle the remainder of the base salary that Mr. Angle would have received had he remained in the role for the full 12 months and (ii) accelerate the vesting of Mr. Angle’s then-outstanding equity grants through March 12, 2025, in each case subject to Mr. Angle’s continued compliance with restrictive covenants and being available on a more limited basis to provide transitional services. The Transition Agreement also provides that Mr. Angle will be subject to noncompetition and nonsolicitation restrictions in connection with his transition from the Company and includes a general release of claims from Mr. Angle in favor of the Company. The terms of the Transition Agreement supersede any benefits for which Mr. Angle would have otherwise been eligible under any other agreement between Mr. Angle and the Company.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached hereto as Exhibit 10.2, and incorporated herein by reference.

Appointment of Interim Chief Executive Officer

On January 28, 2024, the Board appointed Glen D. Weinstein as the Company’s Interim Chief Executive Officer. In his capacity as Interim Chief Executive Officer, Mr. Weinstein succeeds Mr. Angle as the principal executive officer of the Company.

Mr. Weinstein, 53, served as the Company’s Executive Vice President and Chief Legal Officer from August 2012 to January 2024 . Mr. Weinstein previously served as the Company’s General Counsel from July 2000 to August 2012 and as Senior Vice President from January 2005 to August 2012. He also served as the Company’s Secretary from March 2004 to January 2024. Prior to joining the Company, Mr. Weinstein was with Covington & Burling LLP, a law firm in Washington, D.C. Mr. Weinstein holds a B.S. in Mechanical Engineering from MIT and a J.D. from the University of Virginia School of Law.

For his service as the Company’s Interim Chief Executive Officer, Mr. Weinstein will receive compensation in the form of an additional base stipend of $27,500 per month (for an aggregate of $63,333 per month), an additional bonus accrual of $27,500 per month (for an aggregate of $63,333 per month), and a one-time equity award with a fair market value of $1.2 million pursuant to the Company’s 2018 Stock Option and Incentive Plan that will vest 12 months from the date of grant (the “Equity Award”). In the event of termination of his employment with the Company, Mr. Weinstein will be eligible to receive severance payments in the aggregate amount of $430,000, full vesting acceleration of the Equity Award, and one year of accelerated vesting for his other outstanding equity awards. There are no other arrangements or understandings between Mr. Weinstein and any other persons in connection with his appointment. There are no family relationships between Mr. Weinstein and any director or executive officer of the Company, and Mr. Weinstein is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act.

Item 7.01	Regulation FD Disclosure.

On January 29, 2024, the Company issued press releases announcing the termination of the Merger Agreement and the Company’s operational restructuring plan and leadership transition, copies of which are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statements Regarding Forward-Looking Statements

The disclosure contained in this Current Report on Form 8-K contains certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the anticipated timing and details of the reduction in workforce, and costs associated with the reduction in workforce that the Company expects to incur. These statements are based on current expectations, estimates, and projections about the Company’s business based, in part, on assumptions made by management, and are subject to a number of risks and uncertainties, many of risks and uncertainties relate to matters beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include: possible changes in the expected costs and expenses associated with the reduction in workforce and risks associated with the Company’s ability to achieve the expected benefits of the operational restructuring; the potential impact of the termination of the Merger Agreement, including any impact on the Company’s stock price, business, financial condition and results of operations, and the potential negative impact to the Company’s business, reputation, brands and employee relationships; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s Board and executive officers and others following the announcement of the termination of the Merger; the Company’s ability to implement its business plans and strategies; the Company’s ability to achieve the anticipated benefits of its operational restructuring plan; the Company’s ability to successfully navigate its leadership transition; the ability of the Company to retain and hire key personnel; legislative, regulatory and economic developments affecting the Company’s business; general economic and market developments and conditions; the impact of various global conflicts on the Company’s business and general economic conditions; the evolving legal, regulatory and tax regimes under which the Company operates; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities; supply chain challenges including constraints in the availability of certain semiconductor components used in the Company’s products; the financial strength of the Company’s customers and retailers; the impact of tariffs on goods imported into the United States; competition; and the Company’s existing and future debt obligations. Additionally, these forward-looking statements should be considered in conjunction with the cautionary statements and risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Termination Agreement, dated as of January 28, 2024, by and among Amazon.com, Inc., Martin Merger Sub, Inc. and the Company

10.2*	Transitional Services and Separation Agreement dated as of January 28, 2024, by and between the Company and Colin Angle

99.1	Joint Press Release, dated January 29, 2024

99.2	Press Release of the Company, dated January 29, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iROBOT CORPORATION

Date: January 29, 2024	By:	/s/ Glen D. Weinstein
	Name:	Glen D. Weinstein
	Title:	Interim Chief Executive Officer